                                       THIRD AMENDMENT AND SUPPLEMENT
                                            TO CREDIT AGREEMENT
                                             (364-Day Credit Facility)

         THIS THIRD AMENDMENT AND SUPPLEMENT TO CREDIT AGREEMENT (this "Third Amendment") is made and entered into effective as of the 31st day of July, 2002 (the "Third Amendment Effective Date"), among
ENTERPRISE PRODUCTS OPERATING L.P., a Delaware limited partnership ("Borrower"); WACHOVIA BANK, NATIONAL
ASSOCIATION (formerly known as First Union National Bank), as administrative agent (in such capacity, the
"Administrative Agent") for each of the lenders (the "Lenders") that is a signatory or which becomes a signatory to the hereinafter defined Credit Agreement; and the Lenders party hereto.

                     R E C I T A L S:

A.       On November 17, 2000, the Borrower, the Lenders and the Administrative Agent entered into a certain
Credit Agreement (as amended and supplemented by First Amendment and Supplement to Credit Agreement dated
November 6, 2001, effective as of November 16, 2001, and as further amended and supplemented by Second Amendment and Supplement to Credit Agreement dated as of April 24, 2002, the "Credit Agreement") whereby, upon the terms and conditions therein stated, the Lenders agreed to make certain Loans (as defined in the Credit
Agreement) and extend certain credit to the Borrower.

B.       The parties hereto mutually desire to further amend the Credit Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree as follows:

1.       Certain Definitions.

1.1      Terms Defined Above.  As used in this Third Amendment, the terms "Administrative Agent",
"Borrower", "Credit Agreement", "Third Amendment" and "Third Amendment Effective Date", shall have the meanings indicated above.

1.2      Terms Defined in Agreement.  Unless otherwise defined herein, all terms beginning with a capital letter which are defined in the Credit Agreement shall have the same meanings herein as therein unless the context hereof otherwise requires.

2.       Amendments to Credit Agreement.

2.1      Defined Terms.  The term "Agreement," as defined in Section  1.02 of the Credit Agreement, is hereby amended to mean the Credit Agreement, as amended and supplemented by this Third Amendment and as the same may from time to time be further amended or supplemented.

2.2      Additional Defined Term.  Section 1.02 of the Credit Agreement is hereby further amended and supplemented by adding the following new definition, which reads in its entirety as follows:

                            "Third Amendment" shall mean that certain Third Amendment and
         Supplement to Credit Agreement dated effective as of July 31st, 2002, among the Borrower, the
         Lenders party thereto and the Administrative Agent.

2.3      Indebtedness.  Clause (a) of Section 6.01 of the Credit Agreement is hereby supplemented to add the following proviso at the end thereof:

                  "; further provided, however, Indebtedness assumed in connection with the acquisition of equity interests in Seminole Pipeline Company shall be included as Indebtedness assumed pursuant to this Section 6.01(a);"

2.4      Ratio of Consolidated Indebtedness to Consolidated EBITDA.  Section 6.07(b) of the Credit
Agreement is hereby amended in its entirety to read as follows:

                           "(b)     Ratio of Consolidated Indebtedness to Consolidated EBITDA. The
         Borrower shall not permit its ratio of Consolidated Indebtedness to Consolidated EBITDA in each case for each four full fiscal quarter period ending on the date set forth below to be greater than the correlative ratio indicated:

           Four Fiscal Quarter
              Period Ending                 Ratio

September 30, 2002                              6.00 to 1.00

December 31, 2002                               5.25 to 1.00

March 31, 2003                                  5.25 to 1.00

June 30, 2003                                   4.50 to 1.00

September 30, 2003 and for each four            4.00 to 1.00
full fiscal quarter period ending
thereafter

                           For purposes of calculating such ratio the Project Finance Subsidiaries shall be disregarded.  For purposes of this Section 6.07(b), if during any period of four fiscal quarters the Borrower or any Subsidiary acquires any Person (or any interest in any Person) or all or substantially all of the assets of any Person, the EBITDA attributable to such assets or an amount equal to the percentage of ownership of the Borrower or a Subsidiary, as the case may be, in such Person times the EBITDA of such Person, for such period determined on a pro forma basis (which determination, in each case, shall be subject to approval of the Administrative
         Agent, not to be unreasonably withheld) may be included as Consolidated EBITDA for such period as if such acquisition occurred on the first day of such four fiscal quarter period;
         provided that during the portion of such period that follows such acquisition, the computation in respect of the EBITDA of such Person or such assets, as the case may be, shall be made on the basis of actual (rather than pro forma) results."

3.       Conditions Precedent.  In addition to all other applicable conditions precedent contained in the
Credit Agreement, the obligation of the Lenders party hereto and the Administrative Agent to enter into this
Third Amendment shall be conditioned upon the following conditions precedent:

(a)      The Administrative Agent shall have received a copy of this Third Amendment, duly completed and executed by the Borrower and the Required Lenders; and acknowledged and ratified by the Limited Partner;

(b)      The Borrower or one of its Subsidiaries shall have acquired at least a 95% membership interest in the limited liability company that owns 100% of Mid-America Pipeline Company LLC (formerly known as Mid-America
Pipeline Company); and

(c)      The Administrative Agent shall have received such other information, documents or instruments as it or its counsel may reasonably request.

4.       Representations and Warranties.  The Borrower represents and warrants that:

(a)      there exists no Default or Event of Default, or any condition or act which constitutes, or with notice or lapse of time or both would constitute, an Event of Default under the Credit Agreement, as hereby amended and supplemented;

(b)      the Borrower has performed and complied with all covenants, agreements and conditions contained in the
Credit Agreement, as hereby amended and supplemented, required to be performed or complied with by it; and

(c)      the representations and warranties of the Borrower contained in the Credit Agreement, as hereby amended and supplemented, were true and correct when made, and are true and correct in all material respects at and as of the time of delivery of this Third Amendment, except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

5.       Extent of Amendments.  Except as expressly herein set forth, all of the terms, conditions, defined terms, covenants, representations, warranties and all other provisions of the Credit Agreement are herein ratified and confirmed and shall remain in full force and effect.

6.       Counterparts.  This Third Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and same instrument.

7.       References.  On and after the Third Amendment Effective Date, the terms "Agreement", "hereof",
"herein", "hereunder", and terms of like import when used in the Credit Agreement shall, except where the context otherwise requires, refer to the Credit Agreement, as amended and supplemented by this Third Amendment.

         THIS THIRD AMENDMENT, THE CREDIT AGREEMENT, AS AMENDED HEREBY, THE NOTES AND THE OTHER LOAN DOCUMENTS
REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,
CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         This Third Amendment shall benefit and bind the parties hereto, as well as their respective assigns, successors, heirs and legal representatives.

                                          [Signatures Begin on Next Page]

         EXECUTED as of the Third Amendment Effective Date.

                                                     BORROWER:

                                                     ENTERPRISE PRODUCTS OPERATING L.P.

                                                     By:      Enterprise Products GP, LLC , General Partner

                                                              By:      /s/ Michael A. Creel
                                                              Name:    Michael A. Creel
                                                              Title:   Executive Vice President

                                                     LENDERS AND AGENTS:

                                                     WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First
                                                     Union National Bank), Individually and as Administrative
                                                     Agent

                                                     By:      /s/Russell T. Clingman
                                                     Name:    Russell T. Clingman
                                                     Title:   Director

                                                     BANK ONE, NA (Main Office - Chicago),
                                                     Individually and as Co-Syndication Agent

                                                     By:      /s/Dianne L. Russell
                                                     Name:    Dianne L. Russell
                                                     Title:   Director

                                                     THE BANK OF NOVA SCOTIA, Individually and as Co-Syndication
                                                     Agent

                                                     By:      /s/ M.D. Smith
                                                     Name:    M.D. Smith
                                                     Title:   Agent

PAGE - EPOLP 364-Day Third Amendment Signature Page 1

                                                     MIZUHO CORPORATE BANK, Ltd., Individually and as Managing
                                                     Agent

                                                     By:      /s/ Toru Maeda
                                                     Name:    Toru Maeda
                                                     Title:   General Manager

                                                     FLEET NATIONAL BANK, Individually and as Co-Documentation
                                                     Agent

                                                     By:      /s/Christopoher C. Homgren
                                                     Name:    Christopher C. Holmgren
                                                     Title:   Managing Director

                                                     WESTDEUTSCHE LANDESBANK
                                                     GIRONZENTRALE, NEW YORK BRANCH, Individually and as
                                                     Co-Documentation Agent

                                                     By:      /s/Duncan M. Robertson     /s/Jeffrey S. Davidson
                                                     Name:    Duncan M. Robertson               Jeffrey S. Davidson
                                                     Title:   Director                          Associate Director

                                                     TORONTO DOMINION (TEXAS), INC.

                                                     By:      /s/Jean K. Pettit
                                                     Name:    Jean K. Pettit
                                                     Title:   _____________________________________________________

                                                     GUARANTY BANK

                                                     By:      _____________________________________________________
                                                     Name:    James R. Hamilton
                                                     Title:   Senior Vice President

PAGE - EPOLP 364-Day Third Amendment Signature Page 2

                                                     HIBERNIA NATIONAL BANK

                                                     By:      _____________________________________________________
                                                     Name:    _____________________________________________________
                                                     Title:   _____________________________________________________

                                                     ROYAL BANK OF CANADA

                                                     By:      /s/Tom J. Oberaigner
                                                     Name:    Tom J. Oberaigner
                                                     Title:   Senior Manager

                                                     BANK OF TOKYO-MITSUBISHI, LTD., HOUSTON AGENCY

                                                     By:      /s/K. Glasscock
                                                     Name:    K. Glasscock
                                                     Title:   Vice President and Manager

                                                     SUNTRUST BANK,
                                                     Individually and as Managing Agent

                                                     By:      /s/David J. Edge
                                                     Name:    David J. Edge
                                                     Title:   Director

                                                     CITIBANK, N.A.

                                                     By:      /s/Douglas A. Whiddon
                                                     Name:    Douglas A. Whiddon
                                                     Title:   Attorney-In-Fact

PAGE - EPOLP 364-Day Third Amendment Signature Page 3

                                 ACKNOWLEDGMENT AND RATIFICATION OF GUARANTOR

         The undersigned ("Guarantor") hereby expressly (i) acknowledges the terms of the foregoing Third
Amendment and Supplement to Credit Agreement; (ii) ratifies and affirms its obligations under its Guaranty
Agreement dated as of November 17, 2000, in favor of the Administrative Agent; (iii) acknowledges, renews and extends its continued liability under said Guaranty Agreement and Guarantor hereby agrees that its Guaranty
Agreement remains in full force and effect; and (iv) guarantees to the Administrative Agent the prompt payment when due of all amounts owing or to be owing by it under its Guaranty Agreement pursuant to the terms and conditions thereof, as modified hereby.

         The foregoing acknowledgment and ratification of the undersigned Guarantor shall be evidenced by signing the spaces provided below, to be effective as of Third Amendment Effective Date.

                                                  ENTERPRISE PRODUCTS PARTNERS L.P., a Delaware limited
                                                     partnership

                                                     By:      Enterprise Products GP, LLC, General Partner

                                                     By:       /s/ Michael A. Creel
                                                     Name:    Michael A. Creel
                                                     Title:   Executive Vice President